Exhibit 10.12

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OR CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE EXERCISED, CONVERTED, OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED (EACH A “TRANSFER”) EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSFER NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) TO THE EXTENT THE TRANSFER DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT (TO THE EXTENT REQUESTED BY COUNSEL OF THE COMPANY), THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES HEREBY REPRESENTED ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

10% SENIOR SECURED ORIGINAL ISSUE DISCOUNT CONVERTIBLE NOTE

Note No. ___ $_________	Original Issue Date: ________, 2022 Malibu, California

FOR VALUE RECEIVED, SONDORS Inc., a Delaware corporation (“Company”), promises to pay to [_______________] (“Holder”), or its registered assigns, the principal sum of [__________________] THOUSAND DOLLARS ($______), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this 10% Senior Secured Original Issue Discount Convertible Note (this “Note”) on the unpaid principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of three hundred sixty-five (365) days. Subject to Section 3, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the Note Maturity Date (as defined below). Subject to Section 4, any unpaid principal and accrued and unpaid interest on the Note Maturity Date shall be payable in cash. Upon conversion of this Note in full or the payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation. Upon conversion of this Note in full or the payment of outstanding amounts specified in this Note, the Company shall be released from all its obligations and liabilities under this Note.

This Note is being issued pursuant to the terms and conditions contained in that certain Securities Purchase Agreement between the original Holder and the Company (the “Securities Purchase Agreement”). This Note, together with the similar 10% Senior Secured Original Issue Discount Convertible Notes issued pursuant to the Securities Purchase Agreement, are collectively referred to herein as the “Notes.”

This Note is secured by a security interest in all of the assets of the Company, pursuant to the terms of a Security Agreement by and between the Company, the Holder and the Agent (as defined therein).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Certain Definitions. For purposes of this Note, the following terms shall have the following respective meanings:

(a) “Common Stock” means shares of the common stock, $0.0001 par value per share, of the Company.

(b) “Common Stock Equivalents” shall mean Options and Convertible Securities.

(c) “Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note.

(d) “Convertible Securities” shall mean any stock or securities (other than Options) convertible into or exchangeable for Common Stock.

(e) “Event of Default” means any of the events specified as such in Section 3.1.

(f) “Holder” means the person or entity specified in the introductory paragraph of this Note or any transferee that is at the time the registered holder of this Note. The Holder or any transferee is an “accredited investor” as defined under U.S. federal securities laws, or is not a “U.S. Person” as such term is defined in Regulation S promulgated under the Securities Act or otherwise will qualify to allow this offering to take place as a private placement under applicable securities laws.

(g) “Note Maturity Date” shall mean the earlier of (i) April 30, 2023, (ii) the closing of the Company’s Proposed IPO, and (iii) the date as of which the outstanding principal and accrued interest on this Note and all other payments payable hereunder are due and payable to the Holder pursuant to Section 3.2.

(h) “Options” shall mean any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(i) “Proposed IPO” means the Company’s proposed initial public offering of shares of Common Stock.

Other capitalized terms not defined in this Note have the same meaning as in the Securities Purchase Agreement.

2. Interest.

2.1 Amount and Payment. Until the Note Maturity Date, this Note will bear interest at a rate of 10% per annum, computed on the basis of the actual number of days elapsed and a year of three hundred sixty-five (365) days. After the Note Maturity Date and until the outstanding principal and accrued interest on this has been paid, this Note will bear interest at a rate of 18% per annum, computed on the basis of the actual number of days elapsed and a year month of thirty (30) days. Accrued interest on this Note shall be due and payable on the Note Maturity Date, whether by acceleration, scheduled maturity or otherwise. Subject to Section 4, any accrued interest on this Note shall be payable in cash.

2.2 Original Issue Discount. The parties hereto acknowledge that the Note will be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes, and hereby agree (i) that the Note is described in Treasury Regulations Section 1.1272-1(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Treasury Regulations Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4, (ii) that the Company shall determine the amount of OID on the Note, subject to the review and written approval of the Holder, and (iii) to adhere to this Section 2.2 for U.S. federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith (including with respect to the amount of OID on the Note as determined and approved of in accordance with clause (ii) above).

3. Default.

3.1 Events of Default. If any of the following events (each, an “Event of Default” and collectively, “Events of Default”) shall occur:

(a) the Company shall default in the payment of any part of the principal or interest of this Note on the Note Maturity Date;

(b) the Company shall breach or default in the performance of any covenant or warranty of the Company in this Note, and continuance of such breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Holder or the Agent, a written notice specifying such breach or default and requiring it to be remedied;

(c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing;

then and in any such event the Holder of this Note may at any time (unless all defaults theretofore or thereupon shall have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

3.2 Remedies on and Notices of Default. In case any one or more Events of Default shall occur, the Holder or Agent may proceed to protect and enforce the rights of the Holder by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. Subject to Section 14, commencing immediately after an Event of Default (i) the interest on this Note shall accrue at an interest rate equal to 18% per annum, (ii) the principal amount of this Note shall be increased to an amount equal to 120% of the principal amount set forth on the cover page of this Note, and (iii) until such time as the Event of Default is cured or this Note is paid in full, the Company shall make monthly principal payments on a pro rata basis to the Holders in an aggregate amount equal to 10% of the Company’s top line revenues for the prior month. In case of default under this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the reasonable cost and expense of enforcement, including, without limitation, reasonable attorneys’ fees. If the Holder shall give any notice or take any other action in respect of a claimed default, the Company shall forthwith give written notice thereof to all other holders of Notes at the time outstanding, describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any Holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder’s rights or the rights of the holder of any similarly subordinated Notes. No remedy conferred by this Note upon the Holder shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

4. Conversion.

4.1 Voluntary Conversion. The Holder may, concurrently with the closing the Proposed IPO, elect to convert all of the outstanding principal amount of this Note and, at the option of the Holder, together with the amount of accrued and unpaid interest, into shares of Common Stock at the Conversion Price (as defined below). In the event the Company does not close the Proposed IPO on or before April 30, 2023, this Note shall not be convertible into shares of the Company’s Common Stock and shall be payable only in cash.

4.2 Conversion Procedure.

(a) Any voluntary conversion of this Note shall be effected by the surrender of this Note at the principal office of the Company on the closing date of the Proposed IPO, together with a written notice by the Holder stating that the Holder desires to convert the entire, or a specified increment of, principal and accrued and unpaid interest of this Note into Common Stock. Any conversion of a Note will be deemed to have been effected as of the close of business on the date on which this Note has been surrendered and the notice has been received, and at that time, the rights of the Holder of this Note will cease and the person or persons in whose name or names any certificate or certificates for Common Stock are to be issued upon conversion will be deemed to have become the Holder or Holders of record of the shares of Common Stock represented thereby.

(b) Within five (5) trading days after a conversion has been effected, the Company will deliver to the converting Holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of conversion (i.e., the principal amount of the Note divided by the Conversion Price) in such name or names and such denomination or denominations as the converting Holder has specified (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company).

(c) To the extent required by the Company’s underwriters in connection with the Proposed IPO, the converting Holder agrees to execute a market stand-off agreement covering the Conversion Shares acquired by Holder in connection with the conversion of this Note with the underwriters in a form customary for underwritten pubic offerings of securities.

4.3 Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder an amount in cash equal to the product obtained by multiplying the Conversion Price (as defined below) applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence.

4.4 Conversion without Charge to Holder. The issuance of certificates for Common Stock upon conversion of this Note will be made without charge to the Holder for any tax in respect thereof or other cost incurred by the Company in connection with conversion and the related issuance of Common Stock. Upon conversion of any portion of this Note, the Company will take all actions as are necessary in order to ensure that the Common Stock issuable with respect to conversion will be validly issued, fully paid and nonassessable.

4.5 Transfer Books. The Company will not close its books against the transfer of this Note or of the shares of Common Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

4.6 Conversion Price. The “Conversion Price” shall initially be the public offering price per share of Common Stock in the Proposed IPO multiplied by 0.80 (i.e., a 20% discount to the public offering price per share of Common Stock in the Proposed IPO) and shall be subject to adjustment as described in Section 5.

5. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 5.

5.1 Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2 Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5.2 and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

5.3 Cash Distributions. No adjustment on account of cash dividends or interest on the Company’s Common Stock or other securities purchasable hereunder will be made to the Conversion Price.

5.4 Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

5.5 Notice to the Holder.

(a) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

6. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10, the rights and obligations of Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the holders of a majority in principal amount of the Notes.

9. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for the Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Securities Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and the Holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of the Holder.

11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and shall be given in accordance with the Securities Purchase Agreement and shall be deemed effectively given as described in the Securities Purchase Agreement.

12. Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Securities Purchase Agreement or pursuant to the terms of such Notes. In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

13. Payment. Payment shall be made in lawful tender of the United States.

14. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Original Issue Date.

SONDORS INC.,
a Delaware corporation

By:
Storm Sondors, President

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